UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

R3 Enterprise Corp

(Exact name of issuer as specified in its charter)

Kentucky

(State of other jurisdiction of incorporation or organization)

235 Ruoff Drive

Paducah, KY 42003

Phone: (270) 900-8780

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Gregory K. Rushing

235 Ruoff Drive

Paducah, KY 42003

Phone: (270) 900-8780

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

David D Jones, Esq.

2250 W Magnolia Avenue

San Antonio, TX 78201

Phone: (210) 540-681

1700	39-4369381
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

R3 Enterprise Corp

Preliminary Offering Circular

June __, 2026

Subject to Completion

Up to 7,500,000 Series A Preferred Shares

$7,500,000 Maximum Offering Amount

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

R3 Enterprise Corp, a Kentucky corporation (“we,” “us,” “our,” or the “Company”), is offering up to 7,500,000 of Series A Preferred Shares (the “Shares”), at an offering price of $1.00 per share in a “Tier 1” offering under Regulation A (the “Offering”). All Shares will be offered in all jurisdictions at the same price.

The Company is a specialty mechanical insulation and industrial services contractor which operates in industrial, regulated, and mission-critical environments where performance expectations are high, tolerance for error is low, and execution discipline directly impacts safety, reliability, and financial outcomes. The Company is registered as a Corporation in the State of Kentucky and operates as a C Corporation for tax purposes.

The Company is positioned along critical interstate corridors that connect its startup base and operating locations directly to its target markets. These corridors allow rapid, predictable movement of crews, materials, and leadership across:

●	Kentucky
●	Tennessee
●	Indiana
●	Illinois
●	Alabama
●	Georgia
●	Adjacent regional markets as opportunities arise.

The Company provides comprehensive mechanical insulation services across industrial, commercial, institutional, and mission-critical environments, including:

●	New construction installation
●	System retrofits and modernization
●	Ongoing maintenance and repair programs
●	Pipe, duct, vessel, tank, and equipment insulation systems
●	Condensation control and vapor barrier systems
●	High-temperature and cryogenic applications.

The Company places significant emphasis on condensation control and thermal performance improvement, particularly in:

●	Data centers
●	Nuclear facilities
●	Healthcare facilities
●	Industrial facilities
●	Industrial process environments
●	Cold storage and conditioned spaces

The Company is offering up to 7,500,000 Series A Preferred Shares (each a “Share” and together the “Shares”), on a “best efforts” basis for up to $7,500,000 of gross proceeds. Each Share has a purchase price of $1.00.

The Shares will pay a dividend equal to an annual rate of ten percent (10%) of the par value of each Share beginning on the Offering Date through September 30, 2027, and will pay a dividend equal to an annual rate of twelve percent (12%) of the par value of each Share in each fiscal year thereafter (the “Dividend”). Dividend payments will be made when, as and if sufficient funds are available.

In any year in which the Company is unable to pay the stated Dividend, or such Dividend payments are less than the stated percentage rate applicable to that year, the unpaid amount will roll over and be payable during the next year, in addition to the amount owed in that next year. Dividends will be paid annually, on October 1st of each year. Dividends are calculated on an “actual/365” basis, with a computation annual anniversary date of September 30.

The Company shall have the right to redeem some or all of the Shares at any time, beginning on the third (3rd) anniversary of the Offering Date. If the Company exercises its right to redeem Shares, the Company will redeem Shares at one-hundred ten percent (110%) of the par value of the Shares.

Shareholders may redeem their Shares at any time, beginning on the fifth (5th) anniversary of the Offering Date, at one-hundred percent (100%) of the par value of the Shares, plus accrued dividends to date of redemption.

The Company will convert Shares to common stock in the Company under the following circumstances-

(1)	The Company commences an Initial Public Offering (“IPO”);
(2)	The Company announces that it is being acquired by a third party;

If the Shares are converted to common stock, Shares will be converted at a rate of three-hundred seventy-five (375) Shares of Series A Preferred Stock for one (1) share of then-authorized common stock.

Shareholders have superior rights to receive dividends, redemption proceeds and other superior rights allowed by law over any payments to holders of common stock.

Dividends and redemptions are completely dependent upon the success of the Company in earning adequate revenues to allow redemptions and Dividends.

Shareholders do not have voting rights, other than as required by law or for any proposed amendments to the as-filed Amended Articles of Incorporation for the Shares.

See “Description of Shares” for additional details.

Securities Offered by the Company	Price to Public	Underwriting Discount and Commissions	Proceeds to Company	Proceeds to Other Persons
Per Series A Preferred Share	$ 1.00	N/A	$ 1.00	$ 0.00
Total Minimum	$ 0.00	N/A	$ 0.00	$ 0.00
Total Maximum	$ 7,500,000	N/a	$ 7,500,000	$ 0.00

We expect to offer the Shares in this Offering from the date the U.S. Securities and Exchange Commission (the “Commission”) qualifies the Offering Statement, of which this offering circular is a part, until we raise the maximum amount being offered. No sales of the Shares will be made prior to the qualification of the Offering Statement by the Commission. We anticipate the offering period to continue for up to twelve (12) months from the date of commencement. However, we reserve the right to terminate this Offering for any reason at any time prior to the anticipated close of the offering period. In particular, if we determine that we have raised funds sufficient to conduct business without the need to raise further funds, we may close the Offering before the twelve-month offering period ends.

This Offering is being conducted on a “best efforts” basis through our officers and directors, under the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 10 of the offering circular. After the Commission qualifies the Offering Statement, interested investors can review and execute this Offering Statement (together with all exhibits thereto, including the Subscription Agreement) and pay the purchase price by visiting www.r3-enterprise.com (the “Offering Site”). We retain complete discretion to determine that subscribers are “qualified purchasers” as defined in Regulation A. For sales that are not consummated, including as a result of our determination that a subscriber is not a qualified purchaser, funds will be promptly refunded without interest.

We may engage an escrow agent in connection with this Offering. If we engage an escrow agent, then upon the Company’s acceptance of a subscription for the Offering, funds received by the Company in connection with the subscription will be immediately deductible from the escrow account and available to the Company. Upon the Company’s acceptance of an investor’s funds, the Company will issue the corresponding number of Shares to the investor. There is no minimum aggregate number of Shares or dollar amount that needs to be sold as a condition of the Offering’s closing. Subscriptions, once received, are irrevocable by investors but can be rejected by us. We reserve the right to reject any investor’s subscription in whole or in part for any reason.

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. An investment should be made only by persons or entities able to bear the risk of, and to withstand the total loss of, their investment. Prospective investors should carefully consider and review the section entitled “Risk Factors” beginning on page 5 of this offering circular before investing. No public market for the Shares has developed nor is any such market expected to develop. We do not intend to list the Shares on a national securities exchange or interdealer quotational system.

The Company’s website address is www.r3-enterprise.com. Information contained on, or accessible through, the Company’s website is not a part of, and is not incorporated by reference into, this offering circular.

This offering circular is following the offering circular format described in Part II of Form 1-A.

We are offering to sell, and are seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: we have not done anything that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this offering circular.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements.  .  In particular, certain expectations are based on projections of revenue, and such revenue cannot be easily projected. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read this offering circular and the documents referred to herein thoroughly, with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements and those appearing elsewhere in this offering circular, including those made in the “Risk Factors” section. Other sections of this offering circular include additional factors that could adversely impact our business and financial performance. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this offering circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third parties that we believe to be reasonable, reliable, fair and accurate. However, there can be no assurance as to the accuracy or completeness of included information, and we have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any data presented herein and derived from third party sources, reliance on such data involves risks and uncertainties. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent source.

STATE LAW REQUIREMENTS AND PURCHASE RESTRICTIONS

We are offering the Shares pursuant to Tier 1 of Regulation A. As such, this Offering is subject to State law “Blue Sky” review and is subject to compliance with certain anti-fraud provisions.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not qualified to invest in the Shares under Regulation A.

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SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire offering circular carefully, especially the risks of investing in the Shares as discussed in the “Risk Factors” before making an investment decision.

The Company	R3 Enterprise Corp. (the “Company”) is a specialty mechanical insulation and industrial services contractor which will operate in industrial, regulated, and mission-critical environments where performance expectations are high, tolerance for error is low, and execution discipline directly impacts safety, reliability, and financial outcomes. The company’s identity is not built around being the lowest-cost provider; it is built around being the most dependable and execution-focused partner in the markets it serves.

The Company is registered as a Corporation in the State of Kentucky and operates as a C Corporation for tax purposes.

The Company is positioned along critical interstate corridors that allow rapid, predictable movement of crews, materials, and leadership across:

●	Kentucky
●	Tennessee
●	Indiana
●	Illinois
●	Alabama
●	Georgia
●	Adjacent regional markets as opportunities arise.

The Company provides comprehensive mechanical insulation services across industrial, commercial, institutional, and mission-critical environments, including:

●	New construction installation
●	System retrofits and modernization
●	Ongoing maintenance and repair programs
●	Pipe, duct, vessel, tank, and equipment insulation systems
●	Condensation control and vapor barrier systems
●	High-temperature and cryogenic applications.

The Company places significant emphasis on condensation control and thermal performance improvement, particularly in:

●	Data centers
●	Nuclear facilities
●	Healthcare facilities
●	Industrial facilities
●	Industrial process environments
●	Cold storage and conditioned spaces

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Shares Offered	Up to 7,500,000 Shares, on a “best efforts” basis for up to $7,500,000 of gross proceeds. Each Share has a purchase price of $1.00.

The Shares will pay a dividend equal to an annual rate of ten percent (10%) of the par value of each Share beginning on the Offering Date through September 30, 2027, and will pay a dividend equal to an annual rate of twelve percent (12%) of the par value of each Share in each fiscal year thereafter (the “Dividend”). Dividends are calculated on an “actual/365” basis, with a computation annual anniversary date of September 30.

In any fiscal year in which the Company is unable to pay the stated Dividend, or such Dividend payments are less than the stated percentage rate applicable to that year, the unpaid amount will roll over and be payable during the next year, in addition to the amount owed in that next year. Dividends, to the extent available, will be paid annually, on October 1st of each year.

The Company shall have the right to redeem some or all of the Shares at any time, beginning on the third (3rd) anniversary of the Offering Date. If the Company exercises its right to redeem Shares, the Company will redeem Shares at one-hundred ten percent (110%) of the par value of the Shares, plus accrued interest to date of redemption.

Shareholders may redeem their Shares at any time, beginning on the fifth (5th) anniversary of the Offering Date, at par, plus accrued dividends to date of redemption.

The Company will convert Shares to common stock in the Company under the following circumstances-

(1)    The Company commences an Initial Public Offering (“IPO”)

(2)    The Company announces that is being acquired by a third party;

If the Shares are converted to common stock, Shares will be converted at a rate of three-hundred seventy-five (375) Shares of Series A Preferred Stock for one (1) share of then-authorized common stock.

Shareholders have superior rights to receive dividends, redemption proceeds and other superior rights allowed by law over any payments to holders of common stock.

Dividends and redemptions are completely dependent upon the success of the Company in earning adequate revenues to allow redemptions and Dividends.

Shareholders do not have voting rights, other than as required by law or for any proposed amendments to the as-filed Amended Articles of Incorporation for the Shares. For a detailed description of the Shares, see the section entitled “Description of Shares.”

Offering Price per Share	$1.00.

Stated Value / Redemption Price per Share	$1.00 to $1.10.

Number of Shares Outstanding Before the Offering

There are no Shares of Series A Preferred Stock issued and outstanding as of the date of this Offering Circular. There are 100,000 authorized shares of the Company’s Common Stock. As of March 31, 2026, 75,860 shares of Common Stock are held by Mr. Gregory K. Rushing, representing all of the Company’s currently issued and outstanding Common Stock.

Number of Shares Outstanding After the Offering	Approximately 85,000 shares of the Company’s Common Stock, and 7,500,000 shares of Series A Preferred Stock, assuming that the Offering is fully subscribed.

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Minimum and Maximum Investment Amount	The minimum investment amount per investor is $100,000. The Company reserves the right to change the minimum investment amount. The maximum investment amount per investor is $2,500,000. The Company reserves the right to change the maximum investment amount.

Subscription	Investors may invest in this Offering by executing the Subscription Agreement provided by the Company through the Offering Site. The Offering Site will also provide directions regarding payment for subscriptions for the Shares. Payments may also be made via ACH transfer through the Offering Site.

Distribution	This Offering is being conducted on a “best efforts” basis through our officers/directors, which means our officers/directors will attempt to sell the Shares but there is no guarantee that they will sell any minimum amount. Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares sold. In offering the Shares on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Exchange Act, as amended. See “Plan of Distribution” for more information.

The Company may engage a broker-dealer registered with the Commission and a member of FINRA, to act as broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services.

We expect to offer the Shares in this Offering until we raise the maximum amount being offered. We expect the offering period to end not later than 12 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time, particularly if we determine that we have raised sufficient funds to conduct business without the need to raise additional funds. There is no minimum dollar amount that needs to be sold as a condition of closing this Offering. Subscriptions, once received, are irrevocable by investors but can be rejected by us. We reserve the right to reject any investor’s subscription in whole or in part for any reason.

See “Plan of Distribution – Subscription Procedures” for more information.

Payment for Shares	After the Commission qualifies this offering statement, of which this offering circular is a part, investors can pay the purchase price in the form of ACH debit transfer or wire transfer to the account listed on the Offering Site.

Voting Rights	Shareholders will have no voting rights, other than as required by law or for any proposed amendments to the as-filed Amended Articles of Incorporation and/or By-Laws for the Shares.

Risk Factors	Investing in the Shares involves substantial risks. See the “Risk Factors” section for a discussion of factors you should carefully consider before deciding to invest in the Shares.

Use of Proceeds

We expect to receive gross proceeds from this Offering of up to 7,500,000. The proceeds of this Offering will be used primarily to fund the initial operations of the Company and to manage Company cash flow.

Termination of the Offering	We reserve the right to terminate this Offering for any reason at any time.

Payment Agent	We will not use a transfer agent in connection with this Offering. We may use a third-party payment processor to process the transfer of funds to and from investors and the Company.

Uncertificated Shares	All Shares will be uncertificated.

4

RISK FACTORS

Investing in the Shares involves significant risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase any Shares. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its ability to service and/or redeem the Shares:

Risks Related to Our Business and Industry

●	we are an early-stage company with limited operating history and may never become profitable;

●	our revenue depends on maintaining and increasing contracting and supply commitments as well as securing new customers;

●	we may not be able to successfully implement our growth strategy on a timely basis or at all;

●	we may be unable to manage future growth effectively;

●	failure to materially increase operating capacity and efficiency could have a material adverse effect on our business, results of operations or financial condition;

●

future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial conditions;

●	Our management and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our Company;

●	The Company currently has two directors who are not independent, and the Board of Directors has not yet fully implemented various corporate governance measures; and

●	The preparation of our financial statements involves the use of estimates, judgments, and assumptions, and our financial statements may be materially affected if such estimates, judgments, or assumptions prove to be inaccurate.

Risks Related to our Shares and this Offering

●	The Shares will not share in the profits of the Company.

●	There is no public market for the Shares, and none is expected to develop.

●	The offering price may not accurately represent the current value of us or our assets at any particular time.

●	Holders of our Shares may face significant restrictions on the resale of the Shares due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

●	You may not be able to sell your Shares at or above the offering price or at all.

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Risks Related to our Business and Industry

We are an early-stage company with limited operating history and may never become profitable.

We are a new company with no meaningful commercial revenues and only net losses as of the date of this offering. We expect both our capital and operating expenditures will increase significantly in connection with our ongoing activities. We have non-binding commitments from certain contractors that will produce significant revenue to the Company during the next year if those contracts are awarded to the Company. Although we have a high degree of confidence that the Company will be awarded at least one of those contracts, there is no assurance that the Company will be awarded any of them, and investors should not consider non-binding commitments when deciding whether to invest.

We expect to require adequate proceeds generated from this Offering to fund our operations and develop our sales and distribution channels. However, there can be no assurance that the development of our business will enable to Company to achieve sustainability in the short term. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development. Potential investors should carefully consider the risks and uncertainties that an early-stage company with a very limited operating history will face. In particular, potential investors should consider that we may be unable to:

●	successfully implement or execute our business plan if our business plan is not sound or for other reasons;

●	develop operating facilities;

●	effectively pursue business opportunities, including potential acquisitions;

●	adjust to changing conditions or keep pace with increased demand;

●	attract and retain an experienced management team; or

●	raise sufficient funds in the capital markets to effectuate our business plan, including building production capacity.

Our revenue depends on maintaining and increasing contracting and supply commitments as well as securing new customers.

We must obtain, maintain and grow our contracting commitments as well as new customers in order to generate revenue. As of the date of this Offering Circular, we have no firm commitments and only have non-binding statements of intent from numerous contractors who are well known to us. Going forward, we may be unable to secure contracts with commercial contractors and even if we do secure such contracts, those contractors may change or delay such contracts for any number of reasons, such as force majeure or government approval factors that are unrelated to the Company.

As a result, in order to operate our business, we must develop and obtain ongoing contracts for servicing. However, it is difficult to predict whether and when we will secure such commitments and/or contracts due to competition for suppliers and the lengthy process of negotiating supplier agreements as well as buyer contracts, all of which may be affected by factors that we do not control, such as market and economic conditions, financing arrangements, commodity prices, environmental issues and government approvals.

We may not be able to successfully implement our growth strategy on a timely basis or at all.

Our future growth, results of operations and financial condition depend upon our ability to successfully implement our growth strategy, which, in turn, is dependent upon a number of factors, some of which are beyond our control, including our ability to:

●	economically perform our obligations to effectively meet customers’ business needs;

●	effectively ramp-up our facilities to expected performance targets;

●	invest and keep pace in technology, research and development efforts, and the expansion into additional market regions;

●	secure and maintain required strategic supply arrangements, and obtain appropriate operating environmental and industrial quality certifications;

●	effectively compete in the markets in which we operate; and

●	attract and retain management or other employees who possess specialized knowledge and technical skills.

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There can be no assurance that we can successfully achieve any or all of the above initiatives in the manner or time period that we expect. Further, achieving these objectives will require investments that may result in both short-term and long-term costs without generating any current revenue and therefore may be dilutive to earnings. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect to generate from our growth strategy. Failure to realize those benefits could have a material adverse effect on our business, results of operations or financial condition.

We may be unable to manage future growth effectively.

Even if we can successfully implement our growth strategy, any failure to manage our growth effectively could materially and adversely affect our business, results of operations and financial condition. We intend to expand our operations into additional geographic regions around the United States in the long-term, which will require us to hire and train new employees; accurately forecast supply and demand, production and revenue; control expenses and investments in anticipation of expanded operations; establish new or expand current design, production, and sales and service facilities; and implement and enhance administrative infrastructure, systems and processes. Future growth may also be tied to acquisitions, and we cannot guarantee that we will be able to effectively acquire other businesses or integrate businesses that we acquire. Failure to efficiently manage any of the above could have a material adverse effect on our business, results of operations or financial condition.

Failure to materially increase operating capacity and efficiency could have a material adverse effect on our business, results of operations or financial condition.

The future success of our business depends in part on our ability to increase our capacity and efficiency. We may be unable to expand our business, satisfy demand from customers, maintain our competitive position and achieve profitability. The construction of future facilities will require significant cash investments and management resources and may not meet our expectations with respect to increasing capacity and efficiency. For example, if there are delays in any future planned facilities, or if our facilities do not meet expected performance standards or are not able to produce materials that meet the quality standards we expect, we may not meet our target for adding capacity, which would limit our ability to increase sales and result in lower-than-expected sales and higher than expected costs and expenses.

Future acquisitions and strategic investments could be difficult to integrate, divert the attention of key management personnel, disrupt our business, dilute shareholder value, and harm our results of operations and financial conditions.

We may in the future seek to acquire or invest in, businesses, products, or technologies that we believe could complement our operations or expand our breadth, enhance our capabilities, or otherwise offer growth opportunities. While our growth strategy includes broadening our product offerings, implementing an aggressive marketing plan and employing product diversification, there can be no assurance that our systems, procedures and controls will be adequate to support our operations as they expand. We cannot assure you that our personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of our planned growth and diversified product offerings, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

Additionally, the integration of our acquisitions and pursuit of potential future acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated. Any acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In addition, we have limited experience in acquiring other businesses. Specifically, we may not successfully evaluate or utilize the acquired products, assets or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Moreover, the anticipated benefits of any acquisition, investment, or business relationship may not be realized, or we may be exposed to unknown risks or liabilities associated with our acquisitions.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any one target. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could harm our results of operations. In addition, if an acquired business fails to meet our expectations, our business, results of operations, and financial condition may suffer. In some cases, minority shareholders may exist in certain of our non-wholly-owned acquisitions and may retain minority shareholder rights which could make a future change of control or necessary corporate approvals for actions more difficult to achieve and/or more costly.

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We may also make strategic investments in early-stage companies developing products or technologies that we believe could complement our business or expand our breadth, enhance our technical capabilities, or otherwise offer growth opportunities. These investments may be in early-stage private companies for restricted shares. Such investments are generally illiquid and may never generate value. Further, the companies in which we invest may not succeed, and our investments could lose their value.

Our management and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our Company.

Our management and their agents will not be liable for, and will be indemnified and held harmless (to the extent of the Company’s assets) from any loss or damage incurred by them, the Company, or the Company’s shareholders in connection with any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence or breach of fiduciary duty. These provisions may discourage stockholders from bringing suit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. Additionally, any indemnification of our directors and officers could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant or involve issues which result in significant liability for our key personnel, we may have insufficient funds to redeem the Shares.

The Company currently has two directors who are not independent, and the Board of Directors has not yet implemented various corporate governance measures.

The Board of Directors is currently composed of two directors, who are not independent. The Board has not voluntarily implemented various corporate governance measures, such as an independent audit or compensation committee. In the absence of such measures, Shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters. For example, in the absence of multiple directors or independent directors/committees, decisions are made by directors who may have an interest in the outcome of the matters being decided. However, as a general rule, our directors make decisions by first determining that the terms of any interested party transaction are no less favorable to the Company than those that would be available with respect to such a transaction from unaffiliated third parties. Further, the Board intends to expand from two to five directors in the near future, three of whom will be independent of the Company. Once the Board is fully organized, protective governance policies will be enacted.

The preparation of our financial statements involves the use of estimates, judgments, and assumptions, and our financial statements may be materially affected if such estimates, judgments, or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America typically require the use of estimates, judgments, and assumptions that affect the reported amounts. Often, different estimates, judgments, and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments, and assumptions are inherently uncertain and, if our estimates prove to be wrong, we would face the risk of needing to change or adjust our income or other financial statements. Any such changes could harm our business, including our financial condition and results of operations and the price of the Shares. See “Management's Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and business.

Risks Relating to Ownership of the Shares

The Shares will not share in the profits of the Company.

The Shares will not directly participate in the profits of the Company. Shares receive a set dividend over the life of the Shares, and those payments are the only returns to be paid by the Shares.

There is no public market for the Shares, and none is expected to develop.

The Shares are newly issued securities. Although under Regulation A the securities are not restricted, the Shares are still highly illiquid securities. No public market has developed nor is expected to develop for the Shares and we do not intend to list the Shares on a national securities exchange or interdealer quotational system. You should be prepared to hold your Shares as the Shares are expected to be highly illiquid investments.

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The offering price may not accurately represent the current value of us or our assets at any particular time.

Our Board of Directors has determined the offering price at its sole discretion. The offering price for our Shares will not vary based on the underlying value of our assets at any time and may not be supported by the current value of our Company or our assets at any particular time.

Holders of our Shares may face significant restrictions on the resale of the Shares due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

Each state has its own securities laws, often called “blue sky” laws, which impose restrictions on resales of securities. We have no plan to make any blue sky filings required for the resale of the Shares in any state requiring such filings. As such, there may be significant blue sky law restrictions on the ability of investors to sell the Shares, and investors should only invest if they are able to hold the Shares indefinitely.

You may not be able to sell your Shares at or above the offering price or at all.

You may not be able to sell your Shares at or above the initial offering price, or at all. Investors should be prepared to hold their Shares for an indefinite period, as there can be no assurance that the Shares can ever be traded or sold.

Risks Relating to this Offering

Non-compliance with Regulation A could result in Shareholders rescinding their investments, which would impose severe financial demands on the Company that we may not be able to meet.

Our Shares have not been registered under the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. If it is determined that we have made a material misrepresentation in this Offering Circular, or if this offering fails to qualify for exemption from registration under applicable federal and state securities laws, including pursuant to Regulation A, each investor may have the right to rescind their purchase of the Shares and to receive back from the Company their purchase price with interest if any. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet. Such financial demands would also adversely affect any non-rescinding investors.

Ongoing compliance with Regulation A and reporting to the Commission could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A may also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations. The costs of compliance with Regulation A and other applicable securities laws will reduce the Revenue available for the Company to pay the Series A Payment Amount.

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DILUTION

On October 15, 2025, the Company issued 1,100 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $1,100 at a price of $1.00 per share.

On October 20, 2025, the Company issued 47,500 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for services rendered to the Company at an imputed price of $1.00 per share.

On October 29, 2025, the Company issued 1,000 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $10,000 at a price of $10.00 per share.

On December 9, 2025, the Company issued 15 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $150 at a price of $10.00 per share.

On January 1, 2026, the Company issued 497.20 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $4,972.02 at a price of $10.00 per share.

On January 1, 2026, the Company issued 53.13 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for services rendered to the Company at an imputed price of $10.00 per share.

On March 1, 2026, the Company issued an additional 24,694.68 shares of no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $246,946.78 at a price of $10.00 per share.

On March 26, 2026, the Company issued an additional 1,000 shares of no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $10,000 at a price of $10.00 per share.

The Company is offering the Shares of Series A Preferred Stock at a price of $1.00 per share. The Shares being offered in this Offering are not convertible into any other securities of the Company except in the event of an Initial Public Offering (“IPO”) or an acquisition of the Company. Accordingly, there is no material disparity between the public offering price in this Offering, and the effective cash cost for any Company shares issued during the past year.

PLAN OF DISTRIBUTION

We are offering up to 7,500,000 of Shares at an offering price of $1.00 per Share in a “Tier 1” offering under Regulation A of the Securities Act. We expect to offer the Shares in this Offering until we raise the maximum amount being offered. This Offering will commence on the date this Offering is qualified by the Commission (the “Offering Date”), and we expect the offering period to end up to 12 months from the Offering Date. However, we reserve the right to terminate this Offering for any reason at any time prior to the initial closing.

We may establish an escrow account in connection with the Offering. Upon the Company’s acceptance of a subscription, funds invested by an investor will be immediately deductible from the escrow account and available to the Company. Upon the Company’s acceptance of an investor’s subscription and receipt of the investor’s funds, the Company expects to issue Shares to such investor. There is no minimum number of Shares or dollar amount that needs to be sold as a condition of this Offering closing, and we will not be required to return any funds to you if we do not raise the maximum offering amount. Subscriptions, once received, are irrevocable by investors but can be rejected by us. We reserve the right to reject any investor’s subscription in whole or in part for any reason. For sales that are not consummated, funds will be promptly refunded without interest.

This Offering is being conducted on a “best efforts” basis through our officers and directors, which means our officers and directors will attempt to sell the Shares we are offering in this offering circular, but there is no guarantee that any minimum amount will be sold by them. This offering circular will permit our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any securities they may sell. In offering the Shares on our behalf, the officers and directors will receive no commission from the sale of such Shares and will not register with the Commission as a broker-dealer by virtue of the safe harbor and exemption from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act.

Payment Agent

There is no transfer agent for our Shares. However, we may engage a third party to facilitate the transfer of funds from and to investors.

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Book-Entry Records of Shares

Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Shares and shall be recorded by the Company. No physical certificates shall be issued, nor received, by the Company or any other person.

Foreign Regulatory Restrictions on Purchase of the Shares

We have not taken any action to permit a public offering of our Shares outside the United States or to permit the possession or distribution of this offering circular outside the United States. Persons outside the United States who come into possession of this offering circular must inform themselves about and observe any restrictions relating to this offering of Shares and the distribution of the offering circular outside the United States.

Offering Period and Expiration Date

We expect to commence the sale of the Shares as of the date on which the Offering Statement (of which this Offering Circular is a part) is declared qualified by the SEC (the “Offering Date”). The Offering is expected to expire on the first of: (i) the sale of all of the Shares offered; (ii) up to 12 months following the commencement of this Offering; or (iii) the Company’s early termination of the Offering period.

Procedures for Subscribing

After the SEC has qualified the Offering Statement, you may review a copy of the Offering Statement together with all exhibits thereto, including the Subscription Agreement, from the Company by visiting the Offering Site at www.r3-enterprise.com. In order to access the Subscription Agreement, you will be required to submit an email address and certain other items of information about yourself.

If, after reviewing the Subscription Agreement, you wish to proceed with an investment in this Offering, you will then have to complete the procedures for subscribing set forth in the Subscription Agreement and on the Offering Site, including executing the Subscription Agreement and following certain payment instructions.

By completing and executing the Subscription Agreement, you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Shares for your own account and not with a view or resale of distribution, and that your rights and responsibilities regarding your Shares will be governed by our charter and Bylaws, each filed as an exhibit to the Offering Circular.

After we receive your complete, executed Subscription Agreement, and after you have transferred the purchase price described in the Subscription Agreement to an account designated by the Company, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. If we engage the services of a broker/dealer, the broker/dealer will review all Subscription Agreements completed by investors. Otherwise, the Company will review all Subscription Agreements. After review of a Subscription Agreement for an investment is completed and no objection has been raised by the reviewer, the funds may be released. We will return all monies from rejected subscriptions immediately to you, without interest or deduction. If we accept your subscription, we will countersign the Subscription Agreement and issue the Shares for which you have subscribed. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request a return of your subscription funds. All accepted Subscription Agreements are irrevocable.

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USE OF PROCEEDS TO ISSUER

We expect to receive gross proceeds from this Offering of up to 7,500,000. The proceeds of this Offering will be used to produce, promote, and distribute the Pictures. Additionally, the Company will use proceeds to pay expenses incurred in connection with this Offering, including all broker, legal and accounting/auditing fees.

If all of the Shares are sold in this Offering, we expect to receive net proceeds from this Offering of approximately $4,750,000 after deducting fees and expenses associated with qualification of this Offering under Regulation A, including broker, legal, auditing, accounting, transfer agent, and other professional fees. However, we cannot guarantee that we will sell all of the Shares being offered hereunder. The following table summarizes how we anticipate using the gross proceeds of this Offering assuming the Shares are sold in this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the Shares being offered in the Offering:

	If 25% of Shares Sold for Cash	If 50% of Shares Sold for Cash	If 75% of Shares Sold for Cash	If 100% of Shares Sold for Cash
Gross Proceeds	$1,875,000	$3,750,000	$5,625,000	$7,500,000
Fees for Qualification of Offering under Regulation A (includes broker, legal, auditing, accounting, payment processor, financial printer, and other professional fees as well as Regulation A sales/marketing expenses) (1)	$(150,000)	$(300,000)	$(450,000)	$(600,000)
Proceeds Payable to Reimburse Company for Start-up expenses	$(25,000)	$(25,000)	$(25,000)	$(25,000)
Net Proceeds	$1,700,000	$3,425,000	$5,150,000	$6,875,000

Our Intended Use of the Net Proceeds
Operations, marketing, personnel, facilities, other business expenses	$(1,700,000)	$(3,425,000)	$(5,150,000)	$(6,875,000)
Total Use of Net Proceeds (2)	$1,700,000	$3,425,000	$5,150,000	$6,875,000

(1)

Offering expenses and fees will be paid by the Company for all such expenses, up to $175,000, including legal fees and other fees, costs and expenses that may be incurred in connection with this offering, including (i) escrow fees that may be incurred if we engage an escrow agent, and (ii) additional professional fees that may be incurred after the date of this Preliminary Offering Circular.

(2)	All net proceeds will be used by the Company to conduct it normal and necessary business operations and to manage cash flow.

DESCRIPTION OF BUSINESS

Our Company

The Company was formed as a Kentucky corporation on September 16, 2025, and authorized the issuance of 100,000 of Common Stock. As of March 31, 2026, 75,860 shares of Common Stock are held by Mr. Gregory K. Rushing, representing all of the Company’s currently issued and outstanding Common Stock.

The Company has authorized and created 7,500,000 shares of Series A Preferred Shares, to be offered via this Offering Circular.

The Company is a specialty mechanical insulation and industrial services contractor which will operate in industrial, regulated, and mission-critical environments where performance expectations are high, tolerance for error is low, and execution discipline directly impacts safety, reliability, and financial outcomes. The company’s identity is not built around being the lowest-cost provider; it is built around being the most dependable and execution-focused partner in the markets it serves.

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The Company is positioned along critical interstate corridors that connect its startup base and operating locations directly to its target markets. These corridors allow rapid, predictable movement of crews, materials, and leadership across:

●	Kentucky
●	Tennessee
●	Indiana
●	Illinois
●	Alabama
●	Georgia
●	Adjacent regional markets as opportunities arise.

The Company provides comprehensive mechanical insulation services across industrial, commercial, institutional, and mission-critical environments, including:

●	New construction installation
●	System retrofits and modernization
●	Ongoing maintenance and repair programs
●	Pipe, duct, vessel, tank, and equipment insulation systems
●	Condensation control and vapor barrier systems
●	High-temperature and cryogenic applications.

The Company places significant emphasis on condensation control and thermal performance improvement, particularly in:

●	Data centers
●	Nuclear facilities
●	Healthcare facilities
●	Industrial facilities
●	Industrial process environments
●	Cold storage and conditioned spaces
●	Specialty commercial contractor specializing in providing Industrial/Mechanical Insulation, Firestopping, Heat Tracing, and Removable Insulated Covers.
●	Target market is large commercial projects led by contractors who value high quality workmanship, assured safety, comprehensive documentation, and schedule certainty.
●	Competitive advantage is operational discipline: training, documented methods, labor tracking, material controls, and tight financial governance from Day 1.
●	Leadership-led growth: selective bidding and pacing to protect margin, safety, and workforce stability.

Competition

We compete with a number of other companies that offer the same services as the Company. The market for our services is quite large and growing. We believe that the business opportunities available to us and the competition are sufficient to allow us to grow and succeed along with our competition.

 Employees

We have two full-time employees and one part-time employees at this time. We plan to increase our staff as operations grow.

Legal Proceedings

We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

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Executive Offices

Our corporate headquarters are located in Paducah, Kentucky. We believe that this facility is adequate for our current and near-term future needs.

Public Market

Although the Shares will not be restricted because they are offered pursuant to Regulation A, the Shares are still highly illiquid securities. No public market has developed nor is expected to develop for the Shares, and we do not intend to list the Shares on a national securities exchange or interdealer quotational system or alternative trading system. As the Shares are highly illiquid investments, investors should be prepared to hold the Shares indefinitely.

Government Regulation

Government regulations in the specialty contracting industry encompass a range of areas including labor laws, safety regulations, union agreements and related laws, special regulations for federal government projects, and nuclear facilities regulations. The Company has a legal counsel to manage the Company’s legal obligations, and the Company will expand its legal capabilities as needed.

DESCRIPTION OF PROPERTIES

As of the date of this offering circular we do not own or lease any real property. Our corporate headquarters are located at Paducah, Kentucky. We believe that this facility is adequate for our current and near-term future needs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guarantee or warranty is to be inferred from those forward-looking statements.

Formation

We were formed as a Kentucky corporation on September 16, 2025. As of March 31, 2026, 75,860 shares of Common Stock are held by Mr. Gregory K. Rushing, representing all of the Company’s currently issued and outstanding Common Stock.

The Company is a specialty mechanical insulation and industrial services contractor which will operate in industrial, regulated, and mission-critical environments where performance expectations are high, tolerance for error is low, and execution discipline directly impacts safety, reliability, and financial outcomes. The company’s identity is not built around being the lowest-cost provider; it is built around being the most dependable and execution-focused partner in the markets it serves.

The Company is registered as a Corporation in the State of Kentucky and operates as a C Corporation for tax purposes.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. We have not generated any revenues and we are dependent on the proceeds from this Offering, the sale of Common Stock and the services of the founder and executive officers to implement our business model.

For the twelve months following the commencement of the Offering, we will seek to sell our Shares and invest the proceeds in operating the Company in accordance with our business model.

In order to operate our Company for 12 months, we estimate that we will require 7,500,000 in funds. The source of such funds is anticipated to be up to 100% of the net proceeds from our sales of Shares in this Offering. If we fail to generate 7,500,000 from our sales of Shares, we expect to raise the required funding from other forms of financing.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the sale of 25%, 50%, 75% and 100% of Shares in this offering, and does not include offering expenses as described above:

	If 25% of Shares Sold for Cash	If 50% of Shares Sold for Cash	If 75% of Shares Sold for Cash	If 100% of Shares Sold for Cash
Gross Proceeds	$1,875,000	$3,750,000	$5,625,000	$7,500,000
Expenses related to the filing and sale of the Offering	$(175,000)	$(325,000)	$(475,000)	$(625,000)
Operating the Company in accordance with our business model	$(1,700,000)	$(3,425,000)	$(5,150,000)	$(6,875,000)
Total Use of Net Proceeds	$1,700,000	$3,425,000	$5,150,000	$6,875,000

During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this Offering and pay the expenses of this offering with the net proceeds of this offering.

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For the next 24 months, we plan to commence normal operations of the Company, solicit, acquire and complete contracts for our services and products to the extent that the Company becomes self-sustaining, profitable, and able to service the debt on the Shares. The Company further intends to hire additional, highly qualified personnel to assist the Company to achieve it goals. Lastly, the Company intends to increase the size of its Board from two directors to five directors. All additional directors will be independent of the Company. Once the Board is fully constituted, appropriate governance measures will be enacted.

Until sufficient proceeds have been received by us from the sale of Shares in this Offering, we will have no assurances that we will be successful in raising proceeds in this Offering. If we do not raise sufficient funds in this Offering, we may not be able to implement our business plan or may have to cease operations altogether.

Results of Operations

As of March 31, 2026, the Company had not commenced operations. For the period from September 16, 2025 (date of inception) to the period ended March 31, 2026, our total revenues from operations were $0. Operating costs for the same period were $98,027.

Liquidity and capital resources

As of March 31, 2026, we had cash on hand of $304,306. The Company has also secured a $1,000,000 line of credit with a local commercial bank to be secured by Accounts Receivables from service contracts.

Potential future sources of capital include sale of up to 15% of the Company’s Common Stock to outside investors, secured or unsecured financings from additional investors and/or lenders, including financial institutions. If we do not raise sufficient funds in this Offering, we may not be able to fully implement our business plan or may have to cease operations altogether.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of March 31, 2026. The Company has procured general liability insurance coverage in the amount of $5,000,000.

Income Taxes

As of September 30, 2025, we had no federal and state income tax expense.

Off-Balance Sheet and Other Arrangements

As of September 30, 2025, we did not have any material off-balance sheet arrangements.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal. Our officers are appointed by our Board and will serve in such capacity until his or her successor is appointed or until his or her death, resignation or removal. As of the date of this Offering Circular, the Board has no nominating, audit or compensation committees.

Set forth below is certain information concerning the directors and executive officers of the Company.

Name(1)	Age	Position	Term of Office	Approximate Hours per Week(2)
Gregory K. Rushing	51	Director, Chairman, Chief Executive Officer, President & Treasurer	Indefinite	50
David D. Jones, Esq.	68	Director, Chief Legal Officer & Secretary	Indefinite	30

(1)	The Company has no significant employees and no executive officers or directors except as provided in this table.

(2)	At least one of the directors and officers listed will be employed full-time by the Company.

Biographies

●	Gregory K. Rushing. With over 30 years of hands-on experience in the field, Mr. Rushing leads the Company and is responsible for strategy, estimating and bid selection. Highly experienced, Mr. Rushing has served in executive positions with some of the nation’s largest providers. In his latest position, he served as General Manager overseeing and managing operations for a multi-service insulation business with full P&L accountability and ~$25M gross revenue experience. In his second year, Mr. Rushing was responsible for that firm’s strongest revenue and earnings year in its entire history.

●	David D. Jones, Esq. With over 40 years of experience in financial, legal and regulatory compliance services, Mr. Jones is responsible for corporate legal matters, governance, contract strategy, risk allocation, compliance, and capital structure oversight. Mr. Jones owned his own law firm from 1998 to 2014, and currently is the owner of a third-party regulatory compliance company. Mr. Jones specializes in federal securities law, regulatory compliance, contract law, corporate governance and mergers and acquisitions.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Company was organized on September 16, 2025. The Company has not yet paid any of its directors and officers (our “named executive officers”) any cash compensation from September 16, 2025 (date of inception) to date. Therefore, we have excluded a Summary Compensation for the named executive officers.

The Company intends to compensate the named executive officers through salary, Common Stock, or both. There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information about the current beneficial ownership of the Company’s Common Stock at March 31, 2026 and the estimated beneficial ownership of the Company’s at and after the Offering for:

∙	Each person known to us to be the beneficial owner of more than 10% of the Company’s Common Stock ;

∙	Each director and executive officer who beneficially owns more than 10% of the Company’s Common Stock; and

∙	All of the executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of R3 Enterprise Corp, 235 Ruoff Drive, Paducah, KY 42003. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 100,000 shares of our common stock. The Company has authorized and created 7,500,000 shares of Series A Preferred Stock, none of which are issued and outstanding.

As of March 31, 2026, 75,860 shares of Common Stock are held by Mr. Gregory K. Rushing, representing all of the Company’s currently issued and outstanding Common Stock.

The Company has not issued any options, convertible notes, or restricted stock units to include in its calculation of the beneficial ownership information below.

INTEREST OF MANAGEMENT AND
OTHERS IN CERTAIN TRANSACTIONS

The following is a description of each transaction since September 16, 2025 (date of inception of the Company) and each currently proposed transaction in which:

∙	The Company has been or will be a participant;

∙	The amount involved exceeds the lesser of $125,000 or one percent of the average of the Company’s total assets at year end since inception; and

∙

Any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

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The following also describes certain other transactions of the Company in which our officers and/or directors have a direct or indirect interest.

Issuance of Common Stock

On October 15, 2025, the Company issued 1,100 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $1,100 at a price of $1.00 per share.

On October 20, 2025, the Company issued 47,500 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for services rendered to the Company at an imputed price of $1.00 per share.

On October 29, 2025, the Company issued 1,000 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $10,000 at a price of $10.00 per share.

On December 9, 2025, the Company issued 15 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $150 at a price of $10.00 per share.

On January 1, 2026, the Company issued 497.20 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $4,972.02 at a price of $10.00 per share.

On January 1, 2026, the Company issued 53.13 shares of its no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for services rendered to the Company at an imputed price of $10.00 per share.

On March 1, 2026, the Company issued an additional 24,694.68 shares of no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $246,946.78 at a price of $10.00 per share.

On March 26, 2026, the Company issued an additional 1,000 shares of no par value per share Common Stock to the Company’s founder, Mr. Gregory K. Rushing, in exchange for $10,000 at a price of $10.00 per share.

Officers and directors of the Company will have other business interests and obligations to other entities.

The Company and/or its respective affiliates, shareholders, members, partners, managers, directors, officers and employees will devote as much time to our affairs as is reasonably required in the judgment of the Company as applicable. Such affiliates, shareholders, members, partners, managers, directors, officers and employees will not be precluded from engaging directly or indirectly in any other business or other activity, including the same type of business as conducted by the Company.

None of the officers and directors of the Company will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company.

We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

DESCRIPTION OF SHARES

The Company has authorized 100,000 shares of Common Stock, at no par value per share. As of March 31, 2026, 75,860 shares of Common Stock are held by Mr. Gregory K. Rushing, representing all of the Company’s currently issued and outstanding Common Stock

The Company has also authorized 7,500,000 shares of Series A Preferred Shares, with a par value $1.00 per Share. We are offering up to 7,500,000 Shares at an offering price of $1.00 per share pursuant to this Offering Circular. There are no Preferred Shares issued and outstanding as of the date of this Offering Circular.

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Common Stock

Holders of the Company’s Voting Shares are entitled to one (1) vote for each share on all matters submitted to a stockholder vote. The Common Stock does not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Shares

The rights, preferences, restrictions and other matters relating to the Series A Preferred Shares are as follows:

Shares Offered

Up to 7,500,000 Series A Preferred Shares (each a “Share” and together the Shares”), on a “best efforts” basis for up to $7,500,000 of gross proceeds. Each Share has a purchase price of $1.00.

The Shares will pay a dividend equal to an annual rate of ten percent (10%) of the par value of each Share beginning on the Offering Date through September 30, 2027, and will pay a dividend equal to an annual rate of twelve percent (12%) of the par value of each Share in each fiscal year thereafter (the “Dividend”). Dividends are calculated on an “actual/365” basis, with a computation annual anniversary date of September 30.

In any year in which the Company is unable to pay the stated Dividend, or such Dividend payments are less than the stated percentage rate applicable to that year, the unpaid amount will roll over and be payable during the next year, in addition to the amount owed in that next year. Dividends will be paid annually, on October 1st of each year.

The Company shall have the right to redeem some or all of the Shares at any time, beginning on the third (3rd) anniversary of the Offering Date. If the Company exercises its right to redeem Shares, the Company will redeem Shares at one-hundred ten percent (110%) of the par value of the Shares.

Shareholders may redeem their Shares at any time, beginning on the fifth (5th) anniversary of the Offering Date, at par, plus accrued dividends to date of redemption.

The Company will convert Shares to common stock in the Company under the following circumstances-

(1)    The Company commences an Initial Public Offering (“IPO”);

(2)    The Company announces that it is being acquired by a third party;

If the Shares are converted to common stock, Shares will be converted at a rate of three-hundred seventy-five (375) Shares of Series A Preferred Stock for one (1) share of then-authorized common stock. The Company currently has authorized 100,000 shares of common stock. Accordingly, if all Shares are converted to common stock, the result would be Shareholders would then have 20,000 shares of currently authorized common stock, meaning that Shareholders would then own 20% of the authorized shares of Company common stock.

Shareholders have superior rights to receive dividends, redemption proceeds and other superior rights allowed by law over any payments to holders of common stock.

Dividends and redemptions are completely dependent upon the success of the Company in earning adequate revenues to allow redemptions and Dividends.

Shareholders do not have voting rights, other than as required by law or for any proposed amendments to the as-filed Amended Articles of Incorporation for the Shares. For a detailed description of the Shares, see the section entitled “Description of Shares.”

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Offering Price per Share	$ 1.00
Redemption Price per Share

$ 1.10 per Share if redeemed by the Company after the third (3rd) anniversary of the Offering Date.

$ 1.00 per Share if redeemed by the Shareholder after the fifth (5th) anniversary of the Offering Date.

Number of Shares Outstanding Before the Offering

There are no Shares of Series A Preferred Stock issued and outstanding as of the date of this Offering Circular.

There are 100,000 authorized shares of the Company’s Common Stock, 75,860 of which are held by Gregory K. Rushing.

Number of Shares Outstanding After the Offering Closes	Approximately 85,000 shares of the Company's Common Stock, and 7,500,000 shares of Series A Preferred Stock, assuming that the Offering is fully subscribed.
Minimum and Maximum Investment Amount

The minimum investment amount per investor for shares of Series A Preferred Stock is $100,000. The Company reserves the right to change the minimum investment amount. The maximum investment amount per investor is $2,500,000. The Company reserves the right to change the maximum investment amount.

Subscription

Investors may invest in this Offering by executing the Subscription Agreement provided by the Company through the Offering Site. The Offering Site will also provide directions regarding payment for subscriptions for the Shares. Payments may also be made via ACH or wire transfer through the Offering Site.

Distribution

This Offering is being conducted on a “best efforts” basis through our officers/directors, which means our officers/directors will attempt to sell the Shares but there is no guarantee that they will sell any minimum amount. Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares sold. In offering the Shares on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act, as amended. See “Plan of Distribution” for more information.

The Company may engage a broker-dealer registered with the Commission and a member of FINRA, to act as broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services.

We expect to offer the Shares in this Offering until we raise at least two million dollars ($2,000,000). We expect the offering period to end not later than 12 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time, particularly if we determine that we have raised sufficient funds to fund the Company’s operations. There is no minimum dollar amount that needs to be sold as a condition of closing this Offering. Subscriptions, once received, are irrevocable by investors but can be rejected by us, or returned t investors if insufficient funds are raised. We reserve the right to reject any investor’s subscription in whole or in part for any reason.

See “Plan of Distribution – Subscription Procedures” for more information.

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Payment for Shares	After the Commission qualifies the offering statement, investors can pay the purchase price in the form of ACH debit transfer or wire transfer to the account listed on the Offering Site.
Voting Rights	Shareholders will have no voting rights, other than as required by law or for any proposed amendments to the as-filed Amended Articles of Incorporation for the Shares.
Risk Factors	Investing in the Shares involves substantial risks. See the “Risk Factors” section for a discussion of factors you should carefully consider before deciding to invest in the Shares.
Use of Proceeds

We expect to receive gross proceeds from this Offering of up to $7,500,000. The proceeds of this Offering will be used primarily to fund the operations of the Company. Additionally, the Company will use proceeds to reimburse expenses it incurs in connection with this Offering.

Termination of the Offering	The Offering will terminate on first (1st) anniversary of the Offering Date or upon the sale of all Shares available in the Offering, whichever shall first occur.
Payment Agent	We will not use a transfer agent in connection with this Offering. We may use a third-party payment processor to process the transfer of funds to and from investors and the Company.
Uncertificated Shares	All Shares will be uncertificated.

Amendment and Protective Provisions. The Company may not amend or repeal the Series A Preferred Stock Amended Certificate of Designations in any manner that would be material and adverse to the Series A holders without the prior written consent of Series A Holders holding a majority of the Series A Preferred Stock then issued and outstanding, in which vote each share of Series A Preferred Stock then issued and outstanding shall have one vote, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Series A Holders, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.

Exclusive Forum Provisions

Section 7.4 our Bylaws, “Forum Selection; Attorneys’ Fees” states as follows:

“Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the KRS, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Kentucky, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. If any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “internal corporate claims” as defined in Section 109(b) of the KRS. For purposes of these Bylaws, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the Company and any other parties asserting a claim as set forth in the initial paragraph of this Section 7.4, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 7.4 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

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THIS PROVISION WOULD NOT APPLY TO SUITS BROUGHT TO ENFORCE A DUTY OR LIABILITY CREATED BY THE SECURITIES ACT, THE EXCHANGE ACT, OR ANY OTHER CLAIM FOR WHICH THE U.S. FEDERAL COURTS HAVE EXCLUSIVE JURISDICTION.

This choice of forum provision may limit the ability of a Shareholder to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our Bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

Our bylaws provide that a special meeting of our stockholders, other than a special meeting for the election of directors, may be called only by the Board of Directors.

No Classified Board of Directors

Our Board of Directors is not currently divided into classes and consists of two directors who are elected to an indefinite term. The directors’ terms will continue until the election and qualification of the director’s successor, or the director’s earlier death, resignation or removal.

Removal of Directors

Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the majority affirmative vote of the holders of all of the voting power of the issued and outstanding stock entitled to vote.

Payment Agent; No Transfer Agent; Uncertificated Stock

The Company will not use any transfer agent in connection with this Offering. The Company may use a third-party payment processor to facilitate the transfer of funds to and from Shareholders. Information about transfer of funds is available on the Offering Site. All shares of the Company are uncertificated.

Shares Eligible for Future Sale

Prior to this Offering, there has been no public market for our Shares, and we do not intend to seek to establish one. Prior to the Offering, there are no Shares issued and outstanding. Upon closing of this Offering, if it is fully subscribed, 7,500,000 Shares will be issued and outstanding.

Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director, parent company, or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Shares.

Tax Treatment

Shareholders will receive income upon the Company’s redemption of the Shares. At the end of the calendar year, investors will receive such tax forms as the Company is required to provide in accordance with the U.S. Tax Code, which forms will need to be filed by investors pursuant to such Code. Investor’s tax situations will likely vary greatly and all tax and accounting questions should be directed towards a certified public accountant.

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ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

There is no established public market for our Shares, and we do not intend to list our Shares on any exchange or trading platform. Transfer of our Shares may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Shares for an indefinite period of time.

We currently do not intend to and may not be able to qualify securities for resale in states which require the Shares to be qualified before they can be resold by holders of Shares.

LEGAL MATTERS

Certain legal matters regarding the securities being offered by this Offering Circular will be passed upon for us by David D Jones, Esq, San Antonio, TX. We have received an opinion from David D Jones, Esq., regarding the validity of the Shares to be offered pursuant to State and Federal law.

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FINANCIAL STATEMENTS

F-1	Balance Sheet
F-2	Statement of Operations
F-3	Statement of Cash Flows
F-4	Stockholders Equity
F-5	Notes to Financial Statements

25

R3 ENTERPRISE CORP Consolidated Balance Sheet STATEMENTS ARE UNAUDITED

As of March 31, 2026 (Inception)
ASSETS

Current Assets
Cash and equivalents	$304,306
Other receivable	$—
Total Current Assets	$304,306
Fixed Assets
Fixed Assets	$117,615

Other Assets
Investment in equity	$—
Total Assets	$421,921

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expense	$848
Current notes payable	$77,164
Total current liabilities	$78,012

Non-Current liabilities
Notes payable - related parties	$—
Accrued interest	$—
Total Liabilities	$78,012

Stockholders’ equity
Contributed Capital	$—
Common Stock and APIC	$341,936
Stock subscription receivable	$100,000
Retained earnings	$(98,027)
Total stockholders’ equity	$343,909

Total liabilities and stockholders’ equity	$421,921

R3 ENTERPRISE CORP Consolidated Statement of Operations STATEMENTS ARE UNAUDITED

As of March 31, 2026 (Inception)
Revenue	$0.00
Gross Profit	$0.00

Operating Expenses
Operating expenses	$98,030
Bad debt expense	$—
Total operating expenses	$98,030

Net operating loss	$(98,030)

Other Income / (Expenses)
Interest income	$3
Interest expense	$—
Total other income	$3
Net loss before taxes	$(98,027)

Provision for taxes	$—

Net loss	$(98,027)

R3 ENTERPRISE CORP Consolidated Statement of Cash Flows STATEMENTS ARE UNAUDITED

As of March 31, 2026 (Inception)
Net loss	$(98,027)
Adjustments as to non-cash items:
Add: Amortization of discount	$—
Add: Allowance for note receivable	$—

Cash flows from operating activities
Changes in operating assets and liabilities:
Other receivable	$—
Accrued interest	$—
Net cash used in operating activities	$(98,027)

Cash flows from investing activities
Note receivable - related party (non-cash memo)	$—
Net cash used in investing activities	$—

Cash flows from financing activities
Stock issuance	$341,936
Safe Equity	$100,000
Net cash provided by financing activities	$441,936

Net change in cash	$343,909
Cash at beginning of period	$—
Cash at end of period	$343,909

Supplemental cash flows disclosures:
Cash paid for interest	$—
Cash paid for income taxes	$—

Non-cash investing and financing activities
Investment in equity	$—

R3 ENTERPRISE CORP Consolidated Statement of Stockholders’ Equity STATEMENTS ARE UNAUDITED

	As of March 31, 2026 (Inception)
	Common Stock		SAFE Equity	Retained earnings	Total
	Shares	Amount ($)
Balance as of March, 2026 (Inception)	—	—	—	—	—
Current period activity	75,860	341,936	100,000	(98,027)	343,909

Ending balance	75,860	341,936	100,000	(98,027)	343,909

R3 ENTERPRISE CORP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of March 31, 2026
STATEMENTS ARE UNAUDITED

NOTE 1: BUSINESS

R3 Enterprise Corp (“the Company”) is a specialty mechanical insulation and industrial services contractor which operates in industrial, regulated, and mission-critical environments where performance expectations are high, tolerance for error is low, and execution discipline directly impacts safety, reliability, and financial outcomes. The Company is registered as a Corporation in the State of Kentucky and operates as a C Corporation for tax purposes.

The Company is positioned along critical interstate corridors that connect its startup base and operating locations directly to its target markets. These corridors allow rapid, predictable movement of crews, materials, and leadership across:

●	Kentucky

●	Tennessee

●	Indiana

●	Illinois

●	Alabama

●	Georgia

●	Adjacent regional markets as opportunities arise.

The Company provides comprehensive mechanical insulation services across industrial, commercial, institutional, and mission-critical environments, including:

●	New construction installation

●	System retrofits and modernization

●	Ongoing maintenance and repair programs

●	Pipe, duct, vessel, tank, and equipment insulation systems

●	Condensation control and vapor barrier systems

●	High-temperature and cryogenic applications.

The Company places significant emphasis on condensation control and thermal performance improvement, particularly in:

●	Data centers

●	Nuclear facilities

●	Healthcare facilities

●	Industrial facilities

●	Industrial process environments

●	Cold storage and conditioned spaces

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of PCI - PBI, Inc have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the financial statements present fairly, in all material respects, the financial position of the Company as of the dates presented.

Revenue Recognition

The Company has not generated revenue since inception. Revenue will commence, if at all, upon the execution of definitive operating contracts for services and the satisfaction of the Company’s performance obligations under such contracts.

The Company anticipates deriving revenue from contractual that entitle the Company to receive contractual payments determined pursuant to agreed pricing formulas, including fixed payment amounts and, in certain cases, formulas based on the lessee’s revenue, over a defined term. The Company intends to recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers.

Under ASC 606, revenue will be recognized when the Company satisfies its performance obligations under the applicable lease or license agreement and the Company’s right to consideration becomes enforceable. For arrangements in which the Company provides a right to use assets over time, revenue is expected to be recognized over the lease term in a manner that reflects the pattern of benefit provided to the customer.

Revenue participation amounts that are variable and dependent on the operating performance of the lessee will be recognized only to the extent that it is probable that a significant reversal of cumulative revenue will not occur. The Company does not apply a work in progress, percentage of completion, or cryptocurrency related revenue recognition methodology.

Income Taxes

R3 Enterprise Corp is a Kentucky Corporation and shall be treated as such for tax purposes.

Earnings (Loss) Per Share

Earnings (loss) per share shall be calculated based on net income (loss) divided by the weighted-average number of shares outstanding during the applicable period.

NOTE 3: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were available to be issued. The Company is not aware of any subsequent events that would require recognition or disclosure in the financial statements.

NOTE 4: LIQUIDITY AND GOING CONCERN

The Company is an early-stage entity with no revenue and limited cash resources. As of the reporting date, the Company had no operating cash flows. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within twelve months from the date the financial statements were issued.

Management intends to address liquidity needs through the proceeds of this offering and, if necessary, additional financing from equity issuances, related party arrangements, or other capital sources. There can be no assurance that such financing will be available on acceptable terms or at all.

NOTE 5: RELATED PARTY ARRANGEMENTS

The Company does not anticipate entering into related party transactions for the foreseeable future.

Related Party Relationships and Transactions/Controlling Stockholder

The Company does not have any related parties and does not anticipate having any such relationships in the foreseeable future.

Mr. Gregory Rushing is the Company’s founder and its majority shareholder. Mr. Rushing may receive compensation in the form of salary, bonuses, expense reimbursements, and profit sharing. As majority shareholder, Mr. Rushing has the power to exert significant influence over matters requiring stockholder approval, including the election of directors and the approval of certain corporate transactions

Legal Proceedings

The Company is not presently a party to any material legal proceedings.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paducah, Kentucky on April 30, 2026.

R3 Enterprise Corp.

By: /s/ Gregory K. Rushing

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Series A shares offered by this offering circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this offering circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain the Offering Site at www.r3-enterprise.com. After the completion of this Offering, you may access these materials at the Offering Site free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this offering circular and the inclusion of our website address in this offering circular is an inactive textual reference only.

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PART III

EXHIBITS

1.	Underwriting Agreement

None

2.	Charter & By-Laws

2(a)	Articles of Incorporation, dated September 16, 2025, were filed as an Exhibit to Issuers original Form 1A filing on April 1, 2026 and are incorporated herein by reference.

2(b)	Amendment to Articles of Incorporation, dated February 9, 2026, were filed as an Exhibit to Issuers original Form 1A filing on April 1, 2026 and are incorporated herein by reference.

2(c)	Amendment to Articles of Incorporation, dated March 23, 2026, were filed as an Exhibit to Issuers original Form 1A filing on April 1, 2026 and are incorporated herein by reference.

2(d)	Bylaws, were filed as an Exhibit to Issuers original Form 1A filing on April 1, 2026 and are incorporated herein by reference.

3.	Instruments Defining Rights of Shareholders

None

4.	Subscription Agreement

4(a)	Form of Subscription Agreement, was filed as an Exhibit to Issuers original Form 1A filing on April 1, 2026 and are incorporated herein by reference.

5.	Voting Trust Agreement

None

6.	Material Contracts

None

7.	Plan of acquisition, reorganization, arrangement, liquidation, or succession

None

III-1

8.	Escrow Agreements

None

9.	Letter re Change in Certifying Accountant

None

10.	Power of Attorney

None

11.	Consents

None

12.	Opinion re: Legality

12(a)	Opinion of David D. Jones, Esq., was filed as an Exhibit to Issuers original Form 1A filing on April 1, 2026 and are incorporated herein by reference.

13.	“Testing the Waters” Materials

None

14.	Appointment of Agent for Servicing of Process

See 2(b), Amendment to Articles of Incorporation, dated February 9, 2026

15.	Technical Report Summary

None

17.	Subsidiary Guarantors

None

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paducah, State of Kentucky, on May 1, 2026.

R3 ENTERPRISE CORP.

BY:

/s/ Gregory K. Rushing

Signature

Gregory K. Rushing

Printed Name

President

Title

May 1, 2026

Date

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

David D. Jones, Esq.

Signature

David D Jones, Esq.

Printed Name

Vice President

Title

May 1, 2026

Date

S-1